UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2002

SPECTRE INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-30573
(Commission File Number)

98-0226032
(IRS Employer Identification No.)

#6 - 260 E. Esplanade
North Vancouver, British Columbia
CANADA V7L 1A3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 984-0400

Item 9. Regulation FD Disclosure

On July 17, 2002, we announced that we increased our majority interest in AutoPhotoKiosk GmbH, based in Bonn, Germany, by acquiring an additional 26% of the outstanding equity in consideration for the payment of $45,000. As a result, we now hold an 80% interest in AutoPhotoKiosk. AutoPhotoKiosk GmbH is in the business of operating automated photo kiosks in major public access areas in Germany.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Industries Inc.

/s/ Ian S. Grant
Ian S. Grant, President and Chief Executive Officer

Date: July 24, 2002